SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in Its Charter)

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(a)	Title of each class of securities to which transaction applies:
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(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(d)	Proposed maximum aggregate value of transaction:
(e)	Total fee paid:
[ ]	Fee paid previously with preliminary material
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date

Filing by Wells Fargo Funds Trust pursuant to Rule 425 under the Securities Act of 1933 and deemed filed under Rule 14a-12(b) under the Securities Exchange Act of 1934.

Subject company: Wells Fargo Funds Trust (SEC File Nos. 333-74295)

Wells Fargo Advantage Funds

Product Alert

February 21, 2014

Board approves retention of subadvisor GIA following acquisition

The Wells Fargo Advantage Funds Board of Trustees today approved the retention of the purchaser of Global Index Advisors, Inc. (GIA), as subadvisor of the Wells Fargo Advantage Dow Jones Target Date FundsSM following an impending acquisition of GIA. The transaction would result in a change of control of GIA.

The change of control would not result in changes to the Target Date Funds’ portfolio management teams or changes to the teams’ processes and capabilities. James P. Lauder; Paul T. Torregrosa, Ph.D.; and Rodney H. Alldredge would remain the portfolio managers of the Target Date Funds.

The following questions and answers provide additional details.

Why did the board vote on this matter?

The Investment Company Act of 1940 requires that subadvisory agreements terminate automatically when there is a change of control of the subadvisor. Retention of the subadvisor following a change of control must be approved by the funds’ board of directors and shareholders.

What happens next?

Proxy materials will be sent in early March to shareholders of the Target Date Funds, consisting of the:

Wells Fargo Advantage Dow Jones Target Today FundSM

Wells Fargo Advantage Dow Jones Target 2010 FundSM

Wells Fargo Advantage Dow Jones Target 2015 FundSM

Wells Fargo Advantage Dow Jones Target 2020 FundSM

Wells Fargo Advantage Dow Jones Target 2025 FundSM

Wells Fargo Advantage Dow Jones Target 2030 FundSM

Wells Fargo Advantage Dow Jones Target 2035 FundSM

Wells Fargo Advantage Dow Jones Target 2040 FundSM

Wells Fargo Advantage Dow Jones Target 2045 FundSM

Wells Fargo Advantage Dow Jones Target 2050 FundSM

Wells Fargo Advantage Dow Jones Target 2055 FundSM.

Shareholders of each Target Date Fund will vote on the retention of GIA as subadvisor on May 5, 2014.

What would this change of control mean for shareholders?

The change of control would not result in changes to the Target Date Funds’ portfolio management teams or changes to the teams’ processes and capabilities. James P. Lauder; Paul T. Torregrosa, Ph.D.; and Rodney H. Alldredge would remain the portfolio managers of the Target Date Funds.

The transaction has been structured as an installment sale, with installments payable subject to retention of personnel and business continuity. Additionally, incentive plans have been put in place for the purpose of retaining key personnel. The management team would continue to operate from its offices in Marietta, Georgia.

Likewise, the services currently provided by GIA to the Target Date Funds and the fees for those services would not change as a result of the change of control. In addition, there would be no change to the Target Date Funds’ investment objectives or principal investments as a result of the change of control.

Who would be the new owner of GIA?

GIA intends to enter into a definitive acquisition agreement with a newly-formed subsidiary of Legal & General Investment Management America, Inc. (LGIMA), a Delaware corporation and registered investment advisor. LGIMA is an indirect subsidiary of Legal & General Group PLC and direct subsidiary of London-based advisor, Legal & General Investment Management Ltd.

The newly-formed subsidiary that is intended to acquire GIA is a Delaware corporation that bears the same name as GIA—Global Index Advisors, Inc. Under the terms of the transaction, the newly-formed Global Index Advisors, Inc. would acquire substantially all of the assets and assume substantially all of the liabilities of GIA and retain GIA’s personnel. The transaction has been structured as an installment sale, with installments payable subject to retention of GIA personnel and business continuity.  Additionally, incentive plans have been put in place for the purpose of retaining key GIA personnel.

For the transaction to close and for the current personnel at GIA to continue to provide subadvisory services to the Funds, shareholder approval of a new subadvisory agreement with the purchaser is necessary.

When would this transaction be finalized?

The closing of GIA’s transaction is contingent upon shareholder approval of the new subadvisory agreement. A shareholder meeting is scheduled for purposes of approving the new subadvisory agreement on May 5, 2014.

Additional information and where to find it

In connection with the proposal described in this communication, Wells Fargo Funds Trust (the Trust) expects to file a preliminary proxy statement with the Securities and Exchange Commission (the Commission) on or about February 21, 2014. All investors and security holders are advised to read this proxy statement in its entirety when it becomes available because it will contain important information regarding the proposal, the persons soliciting proxies in connection with the proposal, and the interests of these persons in the proposal and related matters. The Trust intends to mail the proxy statement to fund shareholders once a definitive proxy statement has been filed with the Commission. Investors and security holders may obtain a free copy of the proxy statement when available and other documents filed by the Trust with the Commission in connection with the proposal at the Commission’s website at www.sec.gov. Free copies of the proxy statement, once available, may be obtained by directing a request via telephone to Wells Fargo Advantage Funds at 1-888-877-9275. In addition to the proxy statement, the funds file annual, semi-annual, and special reports; proxy statements; and other information with the Commission. You may read and copy any reports, statements, or other information filed by the funds at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C., 20549 or at the Commission’s other public reference rooms. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Trust’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

Participants in the solicitation

The Trust, its trustees, executive officers and certain members of its management, and other employees may be soliciting proxies from fund shareholders in favor of the proposal and other related matters. Information concerning persons who may be considered participants in the solicitation of fund shareholders under the rules of the Commission will be set forth in the preliminary proxy statement expected to be filed by the Trust with the Commission on or about February 21, 2014.

Dow Jones® and Dow Jones Target Date IndexesSM are service marks of Dow Jones Trademark Holdings LLC (Dow Jones); have been licensed to CME Group Index Services LLC (CME Indexes); and have been sublicensed for use for certain purposes by Global Index Advisors, Inc., and Wells Fargo Funds Management, LLC. The Wells Fargo Advantage Dow Jones Target Date FundsSM, based on the Dow Jones Target Date Indexes, are not sponsored, endorsed, sold, or promoted by Dow Jones, CME Indexes, or their respective affiliates, and none of them makes any representation regarding the advisability of investing in such product(s).

Carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. For a current prospectus and, if available, a summary prospectus, containing this and other information, visit wellsfargoadvantagefunds.com. Read it carefully before investing.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Managed Account Services and Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 223410 02-14 NOT FDIC INSURED/NO BANK GUARANTEE/MAY LOSE VALUE